UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

Filed by the Registrant ☒   Filed by a Party Other Than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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DWS STATE TAX-FREE INCOME SERIES

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Q&A

To date, we have not received your vote on the proposals that will be addressed at the Special Meeting of Shareholders of the DWS Funds which has been adjourned to Friday, August 15, 2008 at 3:00 p.m. (Eastern Time). The following is a re-print of an overview of the outstanding proposals included in your Fund’s proxy statement which was mailed to you earlier. The following should be read in conjunction with your Fund’s proxy statement.

Your vote is important to your Fund. Thank you for your participation in this important matter.

PROPOSAL TO APPROVE AN AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

(DWS New York Tax-Free Income Fund)

Q.	Why am I being asked to vote on an Investment Management Agreement?

A.	The proposed Investment Management Agreement is part of a broader program initiated by Deutsche Investment Management Americas Inc. (“DIMA”), the Funds’ investment adviser, to simplify and to standardize the expense structures and related contracts for the DWS Funds. Currently, the management agreement for the Fund includes the provision by DIMA of both investment advisory and administrative services, and the management fee payable by the Fund compensates DIMA for both types of services. DIMA has proposed to divide the current management agreement into two separate agreements with two separate fees – an amended and restated agreement for investment advisory services and a new agreement for administrative services. You are being asked to vote on the proposed amended and restated Investment Management Agreement because the Investment Company Act of 1940, as amended (the “1940 Act”), requires shareholder approval of the Investment Management Agreement for your Fund. You are not being asked to vote on the proposed new administrative services agreement, which requires only Board approval.

Q.	Will the services provided and fees charged by DIMA change if shareholders approve the Investment Management Agreement?

A.	In the aggregate, the scope of services provided to your Fund by DIMA and the fees paid to DIMA are expected to remain largely unchanged. For information regarding the effect of these changes on your Fund’s fees, please see the tables on pages 18-19 of the Proxy Statement.

Q.	Why does my Fund’s Board recommend this proposal?

A.	Your Fund’s Board believes that the amended and restated Investment Management Agreement would benefit your Fund because the Board would have greater flexibility to make future changes regarding your Fund’s administrative services arrangements that it believes to be in the best interests of the Fund without the time and expense of seeking shareholder approval. Under the terms of the amended arrangements, it would be possible for DIMA to propose, and the Board to approve (without shareholder approval), increases in the fees paid for administrative services.

Q.	What will happen if shareholders do not approve the Investment Management Agreement?

A.	If shareholders of your Fund do not approve the amended and restated Investment Management Agreement, DIMA will continue to manage your Fund pursuant to your Fund’s current management agreement.

Q&A continued

PROPOSAL TO APPROVE A SUBADVISER APPROVAL POLICY

(DWS New York Tax-Free Income Fund)

Q.	Why am I being asked to vote on this proposal?

A.	DIMA is seeking to amend your Fund’s current policy on appointing and terminating subadvisers or sub-subadvisers and amending subadvisory agreements or sub-subadvisory agreements. Under the current policy, consistent with applicable law, shareholders must approve any subadvisory contract or sub-subadvisory contract with another investment adviser. The proposal, if adopted, would permit DIMA, subject to the approval of your Fund’s Board, including a majority of the Independent Board Members, and to the receipt of an exemptive order from, or a permissive rule adopted by, the Securities and Exchange Commission, to terminate a subadviser or sub-subadviser and hire another subadviser or sub-subadviser, as applicable, or materially amend an existing subadvisory agreement or sub-subadvisory agreement. The proposal, if adopted, would apply to both subadvisers and sub-subadvisers who are affiliated with DIMA as well as those who are not affiliated with DIMA.

Q.	Why did my Fund’s Board recommend this proposal?

A.	Your Fund’s Board recommends this proposal in order to provide DIMA with greater flexibility in selecting, supervising and evaluating subadvisers without incurring additional expense and potential delays in seeking shareholder approval, while remaining subject to Board oversight and supervision.

PROPOSAL TO APPROVE THE REVISION OF THE

FUNDAMENTAL INVESTMENT POLICY RELATING TO COMMODITIES

(DWS New York Tax-Free Income Fund)

Q.	Why am I being asked to vote for the revision of my Fund’s fundamental investment policy?

A.	DIMA is seeking to revise your Fund’s current fundamental investment policy relating to commodities. In order to revise investment policies that are “fundamental” in nature, the 1940 Act requires shareholder approval.

Q.	Why did my Fund’s Board recommend this Proposal?

A.	Your Fund’s Board, together with DIMA, has reviewed the Fund’s fundamental investment policies with the goal of simplifying and conforming the fundamental investment policies of the various open-end funds managed by DIMA, which will simplify the process of monitoring compliance with the fundamental investment policies. This proposal seeks shareholder approval of changes that are intended to further these goals and to provide the Fund, consistent with its investment objectives and strategies, with the flexibility to respond to changing markets, new investment opportunities and future changes in applicable law.

Q&A continued

Q.	What effect would the revision to my Fund’s fundamental investment policy have on my Fund?

A.	The proposed revised fundamental investment policy does not affect the investment objective or strategies of your Fund, which would remain unchanged. The revised policy may give your Fund an increased ability to engage in certain activities relating to commodities. Because such activities are not currently contemplated by your Fund’s investment objectives or strategies, the proposed revisions are not expected to affect the manner in which your Fund is managed or the investment program of your Fund.

GENERAL

Q.	How can I vote?

A.	You can vote in any one of four ways:

(1)	Via the Internet, by going to the website listed on your proxy card;

(2)	By telephone, with a toll-free call to the number listed on your proxy card;

(3)	By mail, by sending the enclosed proxy card, signed and dated, to us in the enclosed envelope; or

(4)	In person, by attending the special meeting.

We encourage you to vote over the Internet or by telephone, following the instructions that appear on your proxy card. Whichever method you choose, please take the time to read the full text of the Proxy Statement before you vote.

Q.	Whom should I call for additional information about the attached proxy statement?

A.	Please call D.F. King & Co., your fund’s proxy solicitor, at 1-800-714-3305.

YOUR VOTE IS IMPORTANT.

The Special Meeting of Shareholders of the DWS Funds has been adjourned to Friday, August 15, 2008, at 3:00 p.m. (Eastern Time).

We have not yet received your vote relating to the proposals that will be addressed at this Special Meeting. Voting now will help ensure that we receive enough votes to hold the Special Meeting as scheduled, and help save your Fund the cost of additional mailings and calls to shareholders.

PLEASE VOTE NOW

Voting is easy and only takes a few minutes.

Choose one of the following methods:

•	Log on to the website noted on your proxy card, enter your control number printed on the card, and vote by following the on-screen prompts.

•	Call the phone number on the proxy card, enter the control number printed on the card and follow the touchtone prompts.

•	Mail in your signed proxy card in the envelope provided.

If you have questions regarding the proposals or voting process, or need additional copies of the materials, call your Fund’s proxy solicitor, D.F. King & Co., Inc. toll-free at (800) 714-3305.

The solicitor may call you if we do not receive your vote.

Thank you for your participation in this important matter.